Exhibit (d)(3)

                             AMENDMENT NO. 1 TO THE
              AMENDED AND RESTATED SHAREHOLDER SERVICING AGREEMENT



     AGREEMENT made by and between Alliance Capital Management L.P. ("Alliance") and Sanford C. Bernstein Fund, Inc. (the "Fund").

     WHEREAS, Alliance and the Fund are parties to a Shareholder Servicing Agreement dated October 2, 2000, as amended to date (the "Shareholder Servicing Agreement"); and

     WHEREAS, Alliance and the Fund desire to amend the Shareholder Servicing Agreement to clarify that, with respect to the International Tax-Managed Portfolio, the Shareholder Servicing Agreement applies only to the International Tax-Managed Class of such portfolio, and that with respect to the International Portfolio, the Shareholder Servicing Agreement applies only to the International Class of such portfolio;

     NOW, THEREFORE, in consideration of the premises and covenants contained herein, Alliance and the Fund hereby agree as follows:

     In accordance with Paragraph 7 of the Shareholder Servicing Agreement, with respect to the International Tax-Managed Portfolio, the Shareholder Servicing Agreement applies only to the International Tax-Managed Class of such portfolio and with respect to the International Portfolio, the Shareholder Servicing Agreement applies only to the International Class of such portfolio.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of the 16th day of December, 2003.

                                        ALLIANCE CAPITAL MANAGEMENT CORPORATION,
                                        ITS GENERAL PARTNER


                                        By: /s/ Mark R. Manley
                                            ----------------------------

                                        Name: Mark R. Manley

                                        Title: Senior Vice President and
                                               Acting General Counsel

                                        SANFORD C. BERNSTEIN FUND, INC.

                                        By: /s/ Mark R. Manley
                                            ----------------------------

                                        Name: Christina Morse

                                        Title: Assistant Secretary